UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2009

TN-K ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27828	13-3779546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

649 Sparta Highway, Suite 102, Crossville, TN 38555
(Address of principal executive offices) (Zip Code)

(931) 707-9601
Registrant's telephone number, including area code

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.
Item 2.01                      Completion of Acquisition or Disposition of Assets.
Item 3.02                      Unregistered Sales of Equity Securities.

On November 6, 2009 TN-K Energy Group Inc. entered into an Assignment of Oil and Gas Lease with two unrelated third parties which has resulted in the company acquiring a 27.5% revenue interest in 18 oil wells, together with a 27.5% interest of all equipment located on the wells, including tanks, well head and pumps, flow lines and all other equipment used to operate the wells. The wells, which were drilled between February 2008 and May 2009, are located on the J.R. and Pansy Clark Leases in the Exie Quadrangle in Green County, Kentucky.  Current production on these wells is estimated at approximately 100 barrels per day.  There is no current reserve report on these wells but we intend to obtain one in conjunction with the filing of financial statements pursuant to Item 9.01 of this report.

Under the terms of the agreement, one of the owners will continue to be the operator of the wells unless, for any reason, he is unable to continue at which time we have the right to operate any of the wells to produce oil and/or gas.  We are responsible for 32% of all costs for the operation of these wells.

As full and complete consideration for the revenue interest, we issued the assignors an aggregate of 4,000,000 shares of our common stock valued at $1 million.  The shares, which are “restricted securities” as that term is defined in Regulation D promulgated under the Securities Act of 1933,  were issued in a private transaction exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act.  The recipients were accredited investors.

Item 7.01                      Regulation FD.

On November 10, 2009 TN-K Energy Group Inc. issued a press release announcing that it had commenced drilling operations on David Irwin Well # 1.  A copy of the press release is filed as Exhibit 99.1 to this report.

On November 12, 2009 TN-K Energy Group Inc. issued a press release announcing that it had entered into the Assignment of Oil and Gas Lease described in Item 1.01 of this Current Report.  A copy of the press release is filed as Exhibit 99.2 to this report.

The information contained in the press releases attached hereto are being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                      Financial Statements and Exhibits.

(a)           Financial statements of business acquired.

The financial statements required by Regulation S-X shall be filed under an amendment to this Current Report within the time prescribed by the form.

(d)           Exhibits.

10.14	Form of Assignment of Oil and Gas Lease dated November 6, 2009 by and between Mitchell Coomer and Travis Coomer and TN-K Energy Group, Inc.
99.1	Press release dated November 10, 2009.
99.2	Press release dated November 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TN-K ENERGY GROUP INC.

Date: November 12, 2009	By: /s/ Ken Page
Ken Page, Chief Executive Officer and President

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